Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Oct. 30, 2009	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	800-559-3853

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Reports Third Quarter 2009 Results

•	Third quarter 2009 adjusted diluted earnings per share (EPS) was 40 cents, compared with 33 cents for the third quarter 2008
•	Reported diluted EPS for third quarter 2009 was 8 cents, compared to 17 cents for the third quarter 2008
•	Through the third quarter, results slightly ahead of internal plan; on track to achieve 2009 employee incentive target of $1.20, based on adjusted diluted EPS
•	Reported results include non-cash impairment charges of approximately $400 million

CHARLOTTE, N.C. – Duke Energy today announced third quarter 2009 adjusted diluted earnings per share of 40 cents, compared to 33 cents for third quarter 2008. Reported diluted EPS for the third quarter 2009 was 8 cents, compared to 17 cents for the same period last year.

Reported results for third quarter 2009 were impacted by non-cash impairment charges of approximately $400 million, primarily related to goodwill associated with non-regulated generation operations in the Midwest. These charges have no impact on the company’s liquidity position and have been excluded from adjusted diluted EPS.

In the third quarter, the company experienced lower electricity sales as a result of the economy. During the quarter, industrial sales volumes continued to show signs of stabilization and have improved approximately 11 percent from second-quarter 2009 levels. Through the third quarter of 2009, based upon adjusted diluted EPS, the company is slightly ahead of its internal plan. As a result, the company is on track to achieve the employee incentive target of $1.20, based on adjusted diluted EPS, assuming normal weather, continued cost control and solid operational performance, as well as no deterioration in the economy for the remainder of the year.

“I’m very pleased with our results through the third quarter,” said Jim Rogers, Duke Energy chairman, president and CEO. “We continue to perform well in this recessionary climate, matching cost reductions with the declines we’re experiencing in usage by our industrial customers. We are maintaining our commitment to operational excellence and strong credit and liquidity. Most importantly, we haven’t lost focus on building our business for the long-term, modernizing our fleet and achieving constructive regulatory recovery of our capital investments.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2009 EPS Impact	3Q2008 EPS Impact
Third-quarter 2009
• Costs to Achieve, Cinergy Merger	$(8)	$3	$(0.01)	—
• Crescent-related guarantees and tax adjustments		$(3)	—	—
• Mark-to-market impact of economic hedges	$(3)	$1	—	—
• Goodwill and other impairments	$(413)	$15	$(0.31)	—

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2009 EPS Impact	3Q2008 EPS Impact

Third-quarter 2008
• Costs to Achieve, Cinergy Merger	$(11)	$4	—	$(0.01)
• Mark-to-market impact of economic hedges	$(119)	$42	—	$(0.06)
• Crescent project impairments	$(114)	$44	—	$(0.05)
• Emission allowances impairment	$(82)	$30	—	$(0.04)
Total diluted EPS impact			$(0.32)	$(0.16)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	3Q2009 EPS	3Q2008 EPS
Diluted EPS from continuing operations, as reported	$0.08	$0.17
Diluted EPS from discontinued operations, as reported	—	—
Diluted EPS, as reported	$0.08	$0.17
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.32	$0.16
Diluted EPS, adjusted	$0.40	$0.33

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported third-quarter 2009 segment EBIT of $716 million, compared with $726 million in the third quarter of 2008.

Results were adversely affected by unfavorable weather throughout the service territory and a decline in weather-adjusted sales volumes to industrial customers compared to the third quarter of 2008. These lower results were mostly offset by reduced operating and maintenance costs, increased riders and Allowance for Funds Used During Construction (AFUDC) related to the company’s capital expenditure program, and lower depreciation and amortization.

Commercial Power

Commercial Power reported a third-quarter 2009 segment EBIT loss from continuing operations of $234 million, compared to a loss of $108 million in the third quarter of 2008.

Results were driven lower by non-cash impairment charges primarily related to goodwill associated with non-regulated generation operations in the Midwest. This goodwill impairment charge reflects the current estimated value of these operations, which has declined principally as a result of sustained lower power prices and demand. Absent this impairment charge, results were favorable due to prior year mark-to-market losses on economic hedges and a prior-year emission allowance impairment due to the invalidation of the Clean Air Interstate Rule (CAIR).

Also, native margins were higher in the third quarter of 2009 primarily due to increased Electric Security Plan rates in the Midwest and timing of fuel and purchased power rider collections in 2008, net of lower volumes and milder weather. Additionally, the Midwest gas-fired assets recognized higher EBIT in 2009 as a result of additional capacity revenues in 2009 and a receivable writeoff in the prior year related to Lehman Brothers. Non-native margins increased principally as a result of gains on coal sales.

Duke Energy International (DEI)

DEI reported third-quarter 2009 segment EBIT from continuing operations of $100 million, compared to $77 million in the third quarter of 2008.

Positive results were driven by lower commodity costs in Peru and favorable hydrology in Central America, partially offset by lower commodity prices at National Methanol Company and unfavorable average foreign currency exchange rates.

Other

Other includes costs associated with corporate governance, costs-to-achieve the Cinergy merger, Duke Energy’s captive insurance company and the results of Crescent, Duke Energy’s real estate joint-venture.

Other reported a third-quarter 2009 net expense from continuing operations of $65 million, compared to $195 million in the third quarter of 2008.

The decrease in net expense for the quarter was due primarily to prior year equity losses at Crescent, including $114 million in non-cash project impairments.

INTEREST EXPENSE

Interest expense from continuing operations was $190 million for the third quarter 2009, compared to $176 million for the third quarter of 2008. The increase in interest expense for the quarter was primarily due to higher debt balances offset by lower average interest rates on floating rate debt and commercial paper balances.

INCOME TAX EXPENSE

Income tax expense from continuing operations for third quarter 2009 was $244 million, compared to $132 million for the third quarter of 2008. The effective tax rate for full-year 2009 is forecasted to be approximately 42 percent, reflecting the effect of the goodwill impairment, which is non-deductible for tax purposes. The effective tax rate excluding the impairment charge is forecasted to be approximately 35 percent.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the third largest electric power holding company in the United States, based on kilowatt-hour sales. Its regulated utility operations serve approximately 4 million customers located in five states – North Carolina, South Carolina, Indiana, Ohio and Kentucky — representing a population of approximately 11 million people. Duke Energy’s commercial power and international business segments operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 11 a.m. ET Friday, Oct. 30. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 719-325-4762 outside the United States or 877-719-9788 in the United States. The confirmation code is 7451703. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Nov. 9, 2009, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 7451703. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

SEPTEMBER 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2009	2008	2009	2008
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.08	$0.17	$0.56	$0.80
Diluted	$0.08	$0.17	$0.56	$0.80
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.08	$0.17	$0.56	$0.81
Diluted	$0.08	$0.17	$0.56	$0.81
Dividends Per Share	$—	$—	$0.70	$0.67
Weighted-Average Shares Outstanding
Basic	1,299	1,265	1,289	1,264
Diluted	1,300	1,267	1,290	1,266
INCOME
Operating Revenues	$3,396	$3,508	$9,621	$10,074

Total Reportable Segment EBIT	582	695	1,993	2,446
Other EBIT	(65)	(195)	(193)	(460)
Interest Expense	(190)	(176)	(560)	(552)
Interest Income and Other (a)	24	22	97	101
Income Tax Expense from Continuing Operations	(244)	(132)	(600)	(521)
(Loss) Income from Discontinued Operations, net of tax	(1)	(1)	—	14

Net Income	106	213	737	1,028
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(3)	(2)	8	(3)

Net Income Attributable to Duke Energy Corporation	$109	$215	$729	$1,031

CAPITALIZATION
Total Common Equity			57%	59%
Total Debt			43%	41%
Total Debt			$16,428	$14,919
Book Value Per Share			$16.69	$17.00
Actual Shares Outstanding			1,303	1,265
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$941	$1,015	$2,498	$2,668
Commercial Power	151	371	562	648
International Energy	29	25	68	108
Other	50	50	123	189

Total Capital and Investment Expenditures	$1,171	$1,461	$3,251	$3,613

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$716	$726	$1,773	$1,866
Commercial Power (b)	(234)	(108)	(41)	273
International Energy	100	77	261	307

Total Reportable Segment EBIT	582	695	1,993	2,446
Other EBIT	(65)	(195)	(193)	(460)
Interest Expense	(190)	(176)	(560)	(552)
Interest Income and Other (a)	24	22	97	101

Income From Continuing Operations Before Income Taxes	$351	$346	$1,337	$1,535

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes non-cash impairment charges of approximately $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in the Midwest.

SEPTEMBER 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2009	2008	2009	2008
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,500	$2,698	$7,157	$7,701
Operating Expenses	1,833	2,003	5,499	5,941
Gains on Sales of Other Assets and Other, net	8	1	21	4
Other Income and Expenses, net	41	30	94	102

EBIT	$716	$726	$1,773	$1,866

Depreciation and Amortization	$339	$344	$980	$1,009
Duke Energy Carolinas GWh sales	21,358	22,785	60,650	65,875
Duke Energy Midwest GWh sales	14,555	16,566	42,476	47,860
Net Proportional MW Capacity in Operation			26,977	27,487
COMMERCIAL POWER
Operating Revenues	$609	$498	$1,620	$1,429
Operating Expenses (a)	846	614	1,695	1,219
Gains on Sales of Other Assets and Other, net	3	—	8	46
Other Income and Expenses, net	—	8	26	17

EBIT	$(234)	$(108)	$(41)	$273

Depreciation and Amortization	$51	$43	$155	$128
Actual Plant Production, GWh	7,707	5,027	20,134	15,893
Net Proportional MW Capacity in Operation			8,141	7,550
INTERNATIONAL ENERGY
Operating Revenues	$293	$297	$819	$920
Operating Expenses	208	250	594	716
Gains on Sales of Other Assets and Other, net	(1)	—	(1)	1
Other Income and Expenses, net	21	36	53	119
Expense Attributable to Noncontrolling Interests	5	6	16	17

EBIT	$100	$77	$261	$307

Depreciation and Amortization	$22	$22	$60	$64
Sales, GWh	4,870	4,379	13,805	13,541
Proportional MW Capacity in Operation			4,051	4,010
OTHER
Operating Revenues	$19	$38	$97	$94
Operating Expenses	101	90	283	311
Gains on Sales of Other Assets and Other, net	3	1	4	2
Other Income and Expenses, net	8	(149)	(13)	(254)
Benefit Attributable to Noncontrolling Interests	(6)	(5)	(2)	(9)

EBIT	$(65)	$(195)	$(193)	$(460)

Depreciation and Amortization	$20	$23	$58	$62

(a)	Includes non-cash impairment charges of approximately $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in the Midwest.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating Revenues	$3,396	$3,508	$9,621	$10,074
Operating Expenses	2,964	2,933	7,999	8,116
Gains on Sales of Other Assets and Other, net	13	2	32	53

Operating Income	445	577	1,654	2,011

Other Income and Expenses, net	96	(55)	243	76
Interest Expense	190	176	560	552

Income From Continuing Operations Before Income Taxes	351	346	1,337	1,535
Income Tax Expense from Continuing Operations	244	132	600	521

Income From Continuing Operations	107	214	737	1,014
(Loss) Income From Discontinued Operations, net of tax	(1)	(1)	—	14

Net Income	106	213	737	1,028

Less: Net (Loss) Income Attributable to Noncontrolling Interests	(3)	(2)	8	(3)

Net Income Attributable to Duke Energy Corporation	$109	$215	$729	$1,031

Earnings Per Share – Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.08	$0.17	$0.56	$0.80
Diluted	$0.08	$0.17	$0.56	$0.80
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.08	$0.17	$0.56	$0.81
Diluted	$0.08	$0.17	$0.56	$0.81
Dividends per share	$—	$—	$0.70	$0.67
Weighted-average shares outstanding
Basic	1,299	1,265	1,289	1,264
Diluted	1,300	1,267	1,290	1,266

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2009	December 31, 2008
ASSETS
Current Assets	$5,815	$5,273
Investments and Other Assets	10,061	10,020
Net Property, Plant and Equipment	36,425	34,036
Regulatory Assets and Deferred Debits	3,473	3,748

Total Assets	$55,774	$53,077

LIABILITIES AND EQUITY
Current Liabilities	$3,718	$4,345
Long-term Debt	15,406	13,250
Deferred Credits and Other Liabilities	14,905	14,331
Equity	21,745	21,151

Total Liabilities and Equity	$55,774	$53,077

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$737	$1,028
Adjustments to reconcile net income to net cash provided by operating activities	1,805	1,449

Net cash provided by operating activities	2,542	2,477

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,221)	(3,484)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,299	2,205

Net increase in cash and cash equivalents	620	1,198
Cash and cash equivalents at beginning of period	986	678

Cash and cash equivalents at end of period	$1,606	$1,876

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 30, 2009

	Quarter To Date Ended September 30,			Year To Date September 30,
	2009	2008	% Inc.(Dec.)	2009	2008	% Inc.(Dec.)
GWH Sales
Residential	7,793	7,911	(1.5%)	21,312	21,139	0.8%
General Service	7,609	7,755	(1.9%)	20,647	20,833	(0.9%)
Industrial – Textile	986	1,237	(20.3%)	2,699	3,526	(23.5%)
Industrial – Other	4,223	4,891	(13.7%)	11,703	13,898	(15.8%)

Total Industrial	5,209	6,128	(15.0%)	14,402	17,424	(17.3%)
Other Energy Sales	72	71	1.4%	215	213	0.9%
Regular Resale	19	523	(96.3%)	193	1,341	(85.6%)

Total Regular Sales Billed	20,702	22,389	(7.5%)	56,769	60,950	(6.9%)
Special Sales	1,157	1,148	0.8%	3,949	5,324	(25.8%)

Total Electric Sales	21,859	23,537	(7.1%)	60,718	66,274	(8.4%)
Unbilled Sales	(501)	(752)	(33.3%)	(68)	(399)	(83.0%)

Total Consolidated Electric Sales – Carolinas	21,358	22,785	(6.3%)	60,650	65,875	(7.9%)
Average Number of Customers
Residential	2,024,795	2,015,424	0.5%	2,022,876	2,009,610	0.7%
General Service	331,820	334,699	(0.9%)	331,258	332,160	(0.3%)
Industrial – Textile	645	671	(3.9%)	653	674	(3.1%)
Industrial – Other	6,708	6,597	1.7%	6,699	6,566	2.0%

Total Industrial	7,353	7,268	1.2%	7,352	7,240	1.5%
Other Energy Sales	14,060	13,687	2.7%	13,928	13,641	2.1%
Regular Resale	6	21	(71.4%)	8	21	(61.9%)

Total Regular Sales	2,378,034	2,371,099	0.3%	2,375,422	2,362,672	0.5%
Special Sales	26	31	(16.1%)	28	34	(17.6%)

Total Avg Number of Customers – Carolinas	2,378,060	2,371,130	0.3%	2,375,450	2,362,706	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	12	8	54.9%	1,996	1,903	4.9%
Cooling Degree Days	941	976	(3.6%)	1,480	1,521	(2.7%)

Variance from Normal
Heating Degree Days	(31.8%)	(59.1%)	n/a	3.6%	(1.6%)	n/a
Cooling Degree Days	(3.9%)	2.4%	n/a	1.6%	8.3%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

September 2009

	Quarter Ended September 30,			Year To Date September 30,
	2009	2008	% Inc.(Dec.)	2009	2008	% Inc.(Dec.)
GWH Sales
Residential	4,437	4,834	(8.2%)	13,482	13,987	(3.6%)
General Service	4,808	5,024	(4.3%)	13,562	13,941	(2.7%)
Industrial	3,837	4,477	(14.3%)	10,651	13,057	(18.4%)
Other Energy Sales	42	43	(2.3%)	127	130	(2.3%)

Total Regular Electric Sales Billed	13,124	14,378	(8.7%)	37,822	41,115	(8.0%)
Special Sales	1,495	2,232	(33.0%)	4,960	6,845	(27.5%)

Total Electric Sales Billed – Midwest	14,619	16,610	(12.0%)	42,782	47,960	(10.8%)
Unbilled Sales	(64)	(44)	(45.5%)	(306)	(100)	(206.0%)

Total Electric Sales – Midwest	14,555	16,566	(12.1%)	42,476	47,860	(11.2%)
Average Number of Customers
Residential	1,394,565	1,399,932	(0.4%)	1,399,683	1,404,914	(0.4%)
General Service	184,350	184,822	(0.3%)	184,420	184,798	(0.2%)
Industrial	5,502	5,569	(1.2%)	5,514	5,598	(1.5%)
Other Energy	4,123	4,014	2.7%	4,097	3,986	2.8%

Total Regular Sales	1,588,540	1,594,337	(0.4%)	1,593,714	1,599,296	(0.3%)
Special Sales	15	38	(60.5%)	18	38	(52.6%)

Total Avg Number Electric Customers – Midwest	1,588,555	1,594,375	(0.4%)	1,593,732	1,599,334	(0.4%)
Heating and Cooling Degree Days*
Actual
Heating Degree Days	9	1	800.0%	2,377	2,528	(6.0%)
Cooling Degree Days	527	753	(30.0%)	890	1,043	(14.7%)
Variance from Normal
Heating Degree Days	(43.8%)	(93.8%)	n/a	3.2%	8.4%	n/a
Cooling Degree Days	(31.5%)	3.4%	n/a	(18.3%)	2.2%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2008 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Emission Allowances Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$726	$—		$—		$—		$—		$—		$—	$726
Commercial Power	93	—		—		(82	) E	(119	) B	—		(201)	(108)
International Energy	77	—		—		—		—		—		—	77

Total reportable segment EBIT	896	—		—		(82)		(119)		—		(201)	695
Other	(70)	(11	) A	(114	) D	—		—		—		(125)	(195)

Total reportable segment EBIT and other EBIT	$826	$(11)		$(114)		$(82)		$(119)		$—		$(326)	$500
Interest Expense	(176)	—		—		—		—		—		—	(176)
Interest Income and Other	22	—		—		—		—		—		—	22
Income Taxes from Continuing Operations	(252)	4		44		30		42		—		120	(132)
Discontinued Operations, net of taxes	—	—		—		—		—		(1	) C	(1)	(1)
Less: Net Income Attributable to Noncontrolling Interests	(2)	—		—		—		—		—		—	(2)

Net Income (Loss) Attributable to Duke Energy Corporation	$422	$(7)		$(70)		$(52)		$(77)		$(1)		$(207)	$215

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.34	$(0.01)		$(0.06)		$(0.04)		$(0.06)		$—		$(0.17)	$0.17

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.33	$(0.01)		$(0.05)		$(0.04)		$(0.06)		$—		$(0.16)	$0.17

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $5 million recorded in Operation, maintenance and other and $6 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $45 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $74 million loss recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in earnings (loss) of unconsolidated affiliates on the Consolidated Statements of Operations.

E – Recorded in Goodwill and other impairment charges within Operating Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,265
Diluted	1,267
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Emission Allowances Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,866	$—		$—		$—		$—		$—		$—	$1,866
Commercial Power	320	—		—		(82	) E	35	B	—		(47)	273
International Energy	307	—		—		—		—		—		—	307

Total reportable segment EBIT	2,493	—		—		(82)		35		—		(47)	2,446
Other	(212)	(34	) A	(214	) D	—		—		—		(248)	(460)

Total reportable segment and other EBIT	$2,281	$(34)		$(214)		$(82)		$35		$—		$(295)	$1,986
Interest Expense	(552)	—		—		—		—		—		—	(552)
Interest Income and Other	101	—		—		—		—		—		—	101
Income Taxes from Continuing Operations	(634)	13		83		30		(13)		—		113	(521)
Discontinued Operations, net of taxes	—	—		—		—		—		14	C	14	14
Less: Net Income Attributable to Noncontrolling Interests	(3)	—		—		—		—		—		—	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,199	$(21)		$(131)		$(52)		$22		$14		$(168)	$1,031

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.95	$(0.02)		$(0.10)		$(0.04)		$0.01		$0.01		$(0.14)	$0.81

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.95	$(0.02)		$(0.10)		$(0.04)		$0.01		$0.01		$(0.14)	$0.81

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $17 million recorded in Operation, maintenance and other and $17 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $38 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $73 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in earnings (loss) of unconsolidated affiliates on the Consolidated Statements of Operations.

E – Recorded in Goodwill and other impairment charges within Operating Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,264
Diluted	1,266
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2009 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$716	$—		$—		$—		$—		$—		$—	$716
Commercial Power	182	—		—		(413	) D	(3	) B	—		(416)	(234)
International Energy	100	—		—		—		—		—		—	100

Total reportable segment EBIT	998	—		—		(413)		(3)		—		(416)	582
Other	(57)	(8	) A	—	D	—		—		—		(8)	(65)

Total reportable segment and Other EBIT	$941	$(8)		$—		$(413)		$(3)		$—		$(424)	$517
Interest Expense	(190)	—		—		—		—		—		—	(190)
Interest Income and Other	24	—		—		—		—		—		—	24
Income Taxes from Continuing Operations	(260)	3		(3)		15		1		—		16	(244)
Discontinued Operations, net of taxes	—	—		—		—		—		(1	) C	(1)	(1)
Less: Net Loss Attributable to Non-controlling Interests	(3)	—		—		—		—		—		—	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$518	$(5)		$(3)		$(398)		$(2)		$(1)		$(409)	$109

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.40	$(0.01)		$—		$(0.31)		$—		$—		$(0.32)	$0.08

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.40	$(0.01)		$—		$(0.31)		$—		$—		$(0.32)	$0.08

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $2 million recorded in Operation, maintenance and other and $6 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $6 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $9 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Goodwill and other impairment charges within Operating Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,299
Diluted	1,300
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,773	$—		$—		$—		$—		$—		$—	$1,773
Commercial Power	400	—		—		—		(413	) E	(28	) B	(441)	(41)
International Energy	287	—		—		(26	) D	—		—		(26)	261

Total reportable segment EBIT	2,460	—		—		(26)		(413)		(28)		(467)	1,993
Other	(144)	(23	) A	(26	) C	—		—		—		(49)	(193)

Total reportable segment and Other EBIT	$2,316	$(23)		$(26)		$(26)		$(413)		$(28)		$(516)	$1,800
Interest Expense	(554)	—		—		(6)		—		—		(6)	(560)
Interest Income and Other	97	—		—		—		—		—		—	97
Income Taxes from Continuing Operations	(641)	9		(3)		10		15		10		41	(600)
Less: Net Income Attributable to Non-controlling Interests	8	—		—		—		—		—		—	8

Net Income (Loss) Attributable to Duke Energy Corporation	$1,210	$(14)		$(29)		$(22)		$(398)		$(18)		$(481)	$729

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.94	$(0.01)		$(0.02)		$(0.02)		$(0.31)		$(0.02)		$(0.38)	$0.56

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.94	$(0.01)		$(0.02)		$(0.02)		$(0.31)		$(0.02)		$(0.38)	$0.56

Note 1 – Amounts for special items are presented net of any related noncontrolling interest.

A – $9 million recorded in Operation, maintenance and other and $14 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $5 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $33 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

D – $30 million recorded in Operation, maintenance and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power – non-regulated, and $2 million as a reduction to Net income (loss) attributable to noncontrolling interests on the Consolidated Statements of Operations.

E – Recorded in Goodwill and other impairment charges within Operating Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,289
Diluted	1,290
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.